Exhibit 99.1

nDivision Inc. Activates New Executive Advisory Board with Former

Rackspace Sales Leaders Khaled Saffouri and Scott White as Inaugural Members

DALLAS - March 6, 2019 /ACCESSWIRE nDivision Inc. (OTCQB: NDVN), the experts in increasing IT's value by replacing human labor with "digital labor," has launched an executive advisory board to assist in implementing nDivision's long-term growth strategies.

Its first members, Khaled Saffouri and Scott White, were chosen to help the company engineer an aggressive business development function to build on the momentum of recent client contract wins. Khaled and Scott are experienced Managed Services business leaders who helped catapult Rackspace from a fledgling web hosting company into "the #1 managed cloud company" serving more than 140,000 companies in 120 countries.

Alan Hixon, Chief Executive Officer of nDivision, commented, "The experience and expertise we gain by adding Khaled and Scott to our Advisory Board will help us continue to capitalize on the growing demand for our Autonomic Managed Services and the increasing push by companies to transform their IT departments from merely cost centers to innovation drivers. Khaled and Scott each have immense experience in various sales leadership roles at Rackspace and made a major contribution to its growth to $2.5bn annual revenues.

Khaled Saffouri, spent more than 15 years at Rackspace in various sales leadership roles including Enterprise Sales, EMEA Sales, Installed Base Sales, Latin America Sales, and Managed Dedicated and Cloud Computing Services. Khaled built and managed teams that ranged from 50 to as many as 200 sales people. In all of his roles at Rackspace, he was able to grow sales within each division by as much 90 percent year over year. After leaving Rackspace in 2016, Khaled was appointed as Vice President of Sales at Dialpad, located in the San Francisco Bay Area, where he built a successful 15-person sales team. He is currently President and CEO at Digiboost, a digital marketing provider that helps client companies achieve increased growth and revenue by meeting their marketing goals and creating a strong digital presence.

Scott White spent 16 years at Rackspace where he rose from an individual contributor to Vice President of Sales and was an integral part of the company's growth strategy until leaving the company in 2018. He brings a diverse background across many sales and operational disciplines and has led teams in the U.S. and internationally. He is an expert in SMB sales, Enterprise Sales, and in developing and implementing go-to-market functions. In one of his early achievements, he created a channel sales function at Rackspace that grew to be approximately 25 percent of the company's revenue, contributing substantially to the growth of the company. After his promotion to Vice President in 2010, Scott held various roles in Sales, Alliances, Operations, as well as in the company's International division. Scott has been involved in the cloud industry since its inception, and brings nDivision a wealth of knowledge and experiences.

About nDivision Inc.

nDivision Inc. provides Autonomic Managed Services and End User Help Desk services to private and public entities, ranging from small businesses to global enterprises. nDivision's services are valuable for any industry and are being provided to customers in multiple segments. The company supports over 100 customers across 45 countries, 24 hours a day, 365 days a year. nDivision leverages advanced automation technologies to replace human labor with digital labor. By the end of the first year of the service, nDivision typically automates between 60 percent and 80 percent of all incidents across the datacenter and network. More information can be found at www.ndivision.com.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of nDivision Inc. ("nDivision" or the "Company"). Forward-looking statements are based on the expectations, estimates, or projections of the Company's management as of the date of this press release. Although nDivision's management believes these expectations, estimates, or projections to be reasonable as of the date of this presentation, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause the Company's actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause nDivision's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" sections in the Company's filings with the Securities and Exchange Commission, which are available for viewing on the SEC's EDGAR website. These forward-looking statements speak only as of the date of this press release and, except as required by law, nDivision specifically disclaims any obligation to update these forward-looking statements, even if new information becomes available in the future.

Investor Relations:

 Brad Wiggins

214-272-2148

bwiggins@ndivision.com